As filed with the Securities and Exchange Commission on January 9, 2018
Registration No. 333-191706

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
POST-EFFECTIVE AMENDMENT NO. 19
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)
___________________________________________
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
John E. Carter
Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
___________________________________________
Copies to:
Lisa Drummond
Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
Tel: (813) 287-0101
Fax: (813) 287-0397
Heath D. Linsky, Esq.
Lauren Burnham Prevost, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
___________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒ (Do not check if a smaller reporting company)

Smaller reporting company	☐	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

DEREGISTRATION OF SHARES OF COMMON STOCK

Carter Validus Mission Critical REIT II, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-191706) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 29, 2014, pursuant to which the Registrant registered $2,350,000,000 of shares of common stock. Of the $2,350,000,000 of shares of common stock registered, $2,250,000,000 was offered to the public pursuant to the primary offering on a “best efforts” basis and $100,000,000 was offered pursuant to the Registrant’s distribution reinvestment plan (the “DRIP”).

The Company terminated the offering of shares pursuant to the Registration Statement as of the close of business on November 24, 2017. As of the close of business on November 24, 2017, the Registrant had sold a total of $1,223,803,000 shares of common stock, consisting of $820,683,000 of shares of Class A common stock, $57,821,000 of shares of Class I common stock and $345,299,000 of shares of Class T common stock pursuant to the Registration Statement, including $766,952,000 of shares of Class A common stock, $57,430,000 of shares of Class I common stock and $337,559,000 of shares of Class T common stock sold to the public pursuant to the primary offering and $53,731,000 of shares of Class A common stock, $391,000 of shares of Class I common stock and $7,740,000 of shares of Class T common stock sold pursuant to the DRIP. By filing this Post-Effective Amendment No. 19 to the Registration Statement, the Registrant is no longer issuing shares pursuant to the Registration Statement and hereby deregisters the remaining $126,197,000 of shares of Class A, Class I and Class T common stock.

In connection with the filing of its registration statement on Form S-11 (Commission File No. 333-217579) for the Company's follow-on public offering of shares of its common stock, the Company carried forward $1,000,000,000 in shares of common stock that remained unsold under the Registration Statement pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 19 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, State of Florida on the 9th day of January, 2018.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

By:	/s/ JOHN E. CARTER
John E. Carter
Chief Executive Officer and Chairman of the Board of Directors
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 19 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date

	/s/ JOHN E. CARTER	Chief Executive Officer and	January 9, 2018
	John E. Carter	Chairman of the Board of Directors
(Principal Executive Officer)

	/s/ *	Director	January 9, 2018
Robert M. Winslow

	/s/ *	Independent Director	January 9, 2018
Jonathan Kuchin

	/s/ *	Independent Director	January 9, 2018
Randall Greene

	/s/ *	Independent Director	January 9, 2018
Ronald Rayevich

	/s/ TODD M. SAKOW	Chief Financial Officer and Treasurer	January 9, 2018
	Todd M. Sakow	(Principal Accounting Officer and
Principal Financial Officer)

*By:	/s/ JOHN E. CARTER		January 9, 2018
John E. Carter
Attorney-in-fact